Exhibit 4.2


THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBAL PAYMENT TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                          SECURED CONVERTIBLE TERM NOTE

     FOR VALUE RECEIVED, GLOBAL PAYMENT TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns or successors in interest, on order, the sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with any accrued and unpaid interest hereon, on March 15, 2007 (the "MATURITY DATE") if not sooner paid.

     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "PURCHASE AGREEMENT").

The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST & AMORTIZATION

     1.1 Interest Rate and Payment. Subject to Sections 4.10 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus one and one half percent (1.5%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. The Interest Rate shall not be less than six percent (6.00%). Interest shall be payable monthly in arrears commencing on April 1, 2004, on the first day of each consecutive calendar month thereafter (each, a "REPAYMENT DATE"), and on the Maturity Date, whether by acceleration or otherwise.

     1.2 Minimum Monthly Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "PRINCIPAL AMOUNT") shall begin on July 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the Maturity Date (each, an "AMORTIZATION DATE") as set forth in the table below:

                                       1

------------------------------- ---------------------------- ---------------------------- ----------------------------
             Date               Principal Amount                        Date              Principal Amount
------------------------------- ---------------------------- ---------------------------- ----------------------------
            7/1/04                        $25,000                      10/1/05                     $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            8/1/04                        $25,000                      11/1/05                     $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            9/1/04                        $25,000                      12/1/05                     $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
           10/1/04                        $25,000                      1/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
           11/1/04                        $25,000                      2/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
           12/1/04                        $25,000                      3/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            1/1/05                        $25,000                      4/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            2/1/05                        $25,000                      5/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            3/1/05                        $25,000                      6/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            4/1/05                        $45,000                      7/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            5/1/05                        $45,000                      8/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            6/1/05                        $45,000                      9/1/06                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            7/1/05                        $45,000                      10/1/06                     $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            8/1/05                        $45,000                      11/1/06                     $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
            9/1/05                        $45,000                      12/1/06                     $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                       1/1/07                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                       2/1/07                      $55833.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                       3/1/07                      $55833.39
------------------------------- ---------------------------- ---------------------------- ----------------------------


     Subject to Section 3 below, beginning on the first Amortization Date, the Borrower shall make monthly payments to the Holder on each Repayment Date, each in the amount set forth above, together with any accrued and unpaid interest to date on such portion of the Principal Amount plus any and all other amounts which are then owing under this Note but have not been paid (collectively, the "MONTHLY AMOUNT")


                                   ARTICLE II
                           CONVERSION REPAYMENT OPTION

     2.1 (a) Payment of Monthly Amount in Cash or Common Stock. .. Each month by the fifth (5th) business day prior to each Amortization Date (the "NOTICE DATE"), the Holder shall deliver to Borrower a written notice in the form of Exhibit B attached hereto converting the Monthly Amount payable on the next Repayment Date in either cash or Common Stock, or a combination of both (each, a "REPAYMENT NOTICE"). If a Repayment Notice is not delivered by the Holder on or before the applicable Notice Date for such Repayment Date, then the Borrower shall pay the Monthly Amount due on such Repayment Date in cash. Any portion of the Monthly Amount paid in cash on a Repayment Date, shall be paid to the Holder an amount equal to 102% of the principal portion of the Monthly Amount due and owing to Holder on the Repayment Date. If the Holder converts all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued by the Borrower to the Holder on such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "FIXED CONVERSION PRICE" means $4.26 (which has been determined on the date of this Note as an amount equal to 105% of the average closing price for the ten (10) trading days immediately prior to the date of this Note).

     (b) Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), 2.2, and 3.2 hereof, the Holder shall convert all or a portion of the Monthly Amount due on each Repayment Date in shares of Common Stock if the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined in Section 4.7 hereof) for the five (5) trading days preceding such Repayment Date was greater than 110% of the Fixed Conversion Price. Any part of the Monthly Amount due on such Repayment Date which the Holder has converted into shares of Common Stock but which must instead be paid in cash (as a result of the closing price of the Common Stock on one or more of the five (5) trading days preceding the applicable Repayment Date having been less than 110% of the Fixed Conversion Price) shall be paid to Holder in cash at the rate of 102% of the Monthly Amount otherwise due on the Repayment Date within three (3) business days of the applicable Repayment Date.

     2.2 No Effective Registration. Notwithstanding anything to the contrary herein, none of the Borrower's obligations to the Holder may be converted into Common Stock unless (i) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists, (ii) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option, or (iii) an exemption from registration of the Common Stock is available to pursuant to Rule 144 of the Securities Act.

     Any amounts converted by the Holder pursuant to this Section 2.2 shall be deemed to constitute payments of any outstanding fees, interest and principal applying to Monthly Amounts for the remaining Repayment Dates in chronological order.

     2.3 Optional Redemption in Cash. The Borrower will have the option of prepaying this Note ("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to: (a) one hundred fifteen percent (115%) (if the redemption occurs before the first anniversary hereof), or (b) one hundred five percent (105%)(if the redemption occurs after the first anniversary hereof, but before the second anniversary hereof) or (c) one hundred three percent (103%)(if the redemption occurs after the second anniversary hereof) of the principal amount of this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement, or any Ancillary Agreement (as defined in the Security Agreement) (the "REDEMPTION AMOUNT") outstanding on the day written notice of redemption (the "NOTICE OF REDEMPTION") is given to the Holder. The Notice of Redemption shall specify the date for such Optional Redemption (the "REDEMPTION PAYMENT DATE") which date shall be seven (7) days after the date of the Notice of Redemption (the "REDEMPTION PERIOD"). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has a pending conversion pursuant to Section 3.1, or for conversions made by the Holder pursuant to Section 3.1 during the Redemption Period. The Redemption Amount shall be determined as if such Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date, then such Redemption Notice will be null and void.

                                   ARTICLE III
                                CONVERSION RIGHTS

     3.1. Holder's Conversion Rights. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of this Note, together with interest and fees due hereon, into shares of Common Stock subject to the terms and conditions set forth in this
Article III. The Holder may exercise such right by delivery to the Borrower of a written notice of conversion not less than one (1) day prior to the date upon which such conversion shall occur. The date upon which such conversion shall occur is (the "CONVERSION DATE").

     3.2 Conversion Limitation. The Holder shall not be entitled to convert on a Conversion Date, that amount of the Note that would be convertible into that number of shares of Common Stock which would (a) be in excess of the sum of: (i) the number of shares of Common Stock beneficially owned by the Holder on a Conversion Date; and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the

Holder of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date or (b) (ii) exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the ten
(10) day trading period immediately preceding delivery of a Notice of Conversion to the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may waive the conversion limitation described in this Section 3.2 upon (a) seventy-five (75) days prior written notice to the Borrower or (b) without any notice requirement upon an Event of Default; and upon such waiver, this conversion limitation shall become null and void..


     3.3 Mechanics of Holder's Conversion. (a) If the Holder converts this Note into Common Stock, the Holder shall give notice of such conversion by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

     (b) Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder upon resale by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days (plus any extensions available to Holder from Holder's prime broker) after receipt by the Borrower of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.


     3.4  Conversion Mechanics.

     (a) The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the remaining Repayment Dates in chronological order. By way of example, if the original principal amount of this Note is $1,500,000 and the Holder converted $50,000 of such original principal amount prior to the first Repayment Date, then (1) the principal amount of the Monthly Amount due on the first Repayment Date would equal $0, (2) the principal amount of the Monthly Amount due on the second Repayment Date would equal 0 and (3) the principal amount of the Monthly Amount due on the third Repayment Date would be $25,000.

     (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

     A. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     B. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

     C. Share Issuances. Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to an Offer Price determined pursuant to the formula below. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in such adjustment to the Fixed Conversion Price at the time of issuance of such securities.

     If the Corporation issues any additional securities convertible into Common Stock or shares of Common Stock pursuant to Section 3.4 above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:



           ----------------------------------------
                            A + B
           ----------------------------------------
           (A + B) + [((C - D) x B) / C]
           ----------------------------------------

                  A = Actual shares outstanding prior to such offering

                  B =  Actual shares sold in the offering

                  C = Fixed Conversion Price

                  D = Offering price .

     D. Reclassification. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     3.5 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

     Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.. In the event of such an acceleration, within five
(5) days after written notice from Holder to Borrower (each occurrence being a "DEFAULT NOTICE PERIOD") the amount due and owing to the Holder shall be one hundred fifteen percent (115%) of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the "DEFAULT PAYMENT"). If, with respect to any Event of Default other than a payment default described in
Section 4.1 below, within the Default Notice Period the Borrower cures the Event of Default, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Note or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

     The occurrence of any of the following events is an "EVENT OF DEFAULT":

     4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Borrower fails to pay when due any amount due under any other promissory note issued by Borrower, and such failure continues for a period of three (3) business days after the due date.

     4.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note or the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty
(30) days after the occurrence thereof.

     4.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any Related Document (as defined in the Purchase Agreement) shall be materially false or misleading and shall not be cured for a period of ten (10) days after the occurrence thereof.

     4.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed, provided, however, that if a receiver or trustee shall otherwise be involuntarily appointed by a third party without the consent of the Borrower, the Borrower shall have forty-five (45) days to cure such default.

     4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

     4.6 Bankruptcy.

          (a) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Borrower.

          (b) Bankruptcy, insolvency, reorganization, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted against the Borrower without the Borrower's consent unless such proceedings are vacated, withdrawn or dismissed within forty-five (45) days after the Borrower receives notice thereof.

     4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

     4.8 Failure to Deliver Common Stock or Replacement Note. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within two (2) days. If Borrower is required to issue a replacement Note to Holder and Borrower shall fail to deliver such replacement Note within seven (7) Business Days.

     4.9 Default Under Related Agreements. The occurrence and continuance of any Event of Default as defined in the Related Agreements.

                           DEFAULT RELATED PROVISIONS

     4.10 Payment Grace Period. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note or the Purchase Agreement or any Related Agreement, after which grace period a default interest rate of ten percent (10%) per annum shall apply to the monetary amounts due hereunder until such Event of Default is cured.

     4.11 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

     4.12 Cumulative Remedies. The remedies under this Note shall be cumulative.


                                    ARTICLE V
                                  MISCELLANEOUS

     5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, with a copy to Michael J. Shef, Esq., Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York, 10174, facsimile number (212) 704-6288, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John
E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

     5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

     5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

     5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. Each party shall be responsible for its own attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

     5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     5.7 Security Interest. The holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Security Agreement dated as of [Month] __, 2004.

     5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

     5.9 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney's fees.



      [Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, Borrower has caused this Convertible Term Note to be signed in its name effective as of this 15th day of March, 2004.


                                           GLOBAL PAYMENT TECHNOLOGIES, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

WITNESS:


-------------------------------

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Common Stock

[Name and Address of Holder]


The Undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Convertible Term Note issued by GLOBAL PAYMENT TECHNOLOGIES, INC. dated [Month] __, 2004 by delivery of Shares of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC. on and subject to the conditions set forth in Article III of such Note.


1.       Date of Conversion         _______________________

2.       Shares To Be Delivered:    _______________________


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT B

                                CONVERSION NOTICE

(To be executed by the Holder in order to convert all or part of a Monthly Amount into Common Stock)

[Name and Address of Holder]


Holder hereby converts $_________ of the Monthly Amount due on [specify applicable Repayment Date] under the Convertible Term Note issued by GLOBAL PAYMENT TECHNOLOGIES, INC. dated March ___, 2004 by delivery of Shares of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC. on and subject to the conditions set forth in Article II and/or Article III of such Note.


1.   Fixed Conversion Price: $_______________________

2.   Amount to be paid: $_______________________

3.   Shares To Be Delivered (2 divided by 1): __________________

4.   Cash payment to be made by Borrower : $_____________________




Date: ____________                         LAURUS  MASTER FUND, LTD.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



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